SCHEDULE A

                                      FUNDS


NAME OF FUND                                                       ANNUAL RATE OF          EFFECTIVE DATE
                                                                   AVERAGE DAILY
                                                                   NET ASSETS
First Trust Dow Jones Select MicroCap Index(SM) Fund                0.50%                  September 24, 2005

First Trust Value Line(R) Arithmetic Index Fund                    [0.50%]

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund          0.30%                  March 15, 2006

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                0.40%                  April 25, 2006

First Trust NASDAQ-100-Technology Sector Index(SM) Fund             0.40%                  April 25, 2006

First Trust Ibbotson Core U.S. Equity Allocation Index Fund        [0.50%]

First Trust IPOX-100 Index Fund                                     0.40%                  April 13, 2006

First Trust AMEX(R) Biotechnology Index Fund                        0.40%                  June 23, 2006

First Trust DB Strategic Value Index Fund                           0.50%                  July 11, 2006

First Trust Dow Jones Internet Index(SM) Fund                       0.40%                  June 23, 2006

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund         [0.__%]

First Trust Value Line(R) Equity Allocation Index Fund              0.50%                  October 13, 2006

First Trust Value Line(R) Dividend Fund                             0.50%                  October 13, 2006